Exhibit 10.1
Jounce Therapeutics, Inc.
Amended and Restated Non-Employee Director Compensation Policy
The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of Jounce Therapeutics, Inc., a Delaware corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. This Policy will become effective (the “Effective Date”) upon approval by the Company’s Board of Directors (the “Board”). In furtherance of this purpose, all non-employee directors shall be paid compensation for services provided to the Company as set forth below:
Cash Retainers
Annual Retainer for Board Membership: $40,000 for general availability and participation in meetings and conference calls of our Board. No additional compensation for attending individual Board meetings.
Additional Annual Retainer for Non-Executive Chairperson of the Board: $30,000 to acknowledge the additional responsibilities and time commitment of the Chairperson role.
Additional Annual Retainers for Committee Membership:
Audit Committee Chairperson:     $15,000
Audit Committee member:     $7,500
Compensation Committee Chairperson:         $12,500
Compensation Committee member:     $6,000
Nominating and Corporate Governance Committee Chairperson:     $8,000
Nominating and Corporate Governance Committee member:     $4,000
Science and Technology Committee Chairperson:         $12,500
Science and Technology Committee member:     $6,000
No additional compensation for attending individual committee meetings.
All cash retainers will be paid quarterly, in arrears, or upon the earlier of resignation or removal of the non-employee director. Cash retainers owing to non-employee directors shall be annualized, meaning that with respect to non-employee directors who join the Board during the calendar year, such amounts shall be pro-rated based on the number of calendar days served by such director following such director’s appointment or election.
Equity Retainers
Initial Option Grant: One-time option grant to each new non-employee director upon his/her election to the Board after the Effective Date to purchase 40,000 shares of common stock, par value $0.001 per share (the Common Stock”). Such initial option grant shall be made upon the director first becoming a director. Such initial option grant shall vest in equal quarterly installments during the 12 quarters following the grant date, subject to the director’s continued service on the Board.

On the date of each Annual Meeting of Stockholders: Annual option grant to each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders to purchase 20,000 shares of Common Stock, provided that if at such time a director has served on the Board for less than 270 days, the number of shares subject to such option shall be reduced to the applicable amount set forth below based on such director’s length of service on the Board as of such time:

Length of Service on Board as of Annual Meeting Date	Number of Option Shares
180 days or more, but less than 270 days	15,000
90 days or more, but less than 180 days	10,000
Less than 90 days	0
Such annual option grant shall vest in equal quarterly installments during the 4 quarters following the grant date, subject to the director’s continued service on the Board, provided that if the Company’s next annual meeting of stockholders is held prior to the first anniversary of the grant date, the vesting of such annual option will accelerate in full as of the date of such next annual meeting of stockholders, subject to the director’s continued service on the Board as of immediately prior to such next annual meeting.
All of the foregoing option grants will become immediately exercisable upon the death, disability of a director or upon a Sale Event (as defined in the Company’s 2017 Stock Option and Incentive Plan). In addition, if the option grants described above are in the form of options to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”), the directors will have until the earlier of one year following cessation of service as a director or the original expiration date of the option to exercise the option (to the extent vested at the date of such cessation), provided that the director has not been removed for cause.
Any stock option granted to a non-employee director pursuant to this Policy will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant.
Expenses
The Company shall reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

ADOPTED AND EFFECTIVE: May 10, 2022.